VOTING RIGHTS PROXY AGREEMENT

This Voting Rights Proxy Agreement (the "Agreement") is entered into in Hangzhou City, Zhejiang Province, People's Republic of China ("PRC" or "China") as of August 1, 2009 by and among Zhejiang Jiuxin Investment Management Co., Ltd. ("Party A"), Hangzhou Jiuzhou Clinic of Integrated Traditional and Western Medicine (General Partnership) ("Party B"), and the undersigned owners of Party B (the "Partners"). Party A, Party B and the Partners are each referred to in this Agreement as a "Party" and collectively as the "Parties."

RECITALS

1. Party B is engaged in the business of providing medical services in the fields of internal medicine, surgery, gynecology, otorhinolaryngology, medical laboratory, clinical body fluids, hematology, diagnostic imaging, ultrasonic diagnosis, traditional Chinese medicine, acupuncture, naprapathy, integrated traditional and western medicine and other services that are not subject to governmental approval (the "Business"). Party A has the expertise in providing consulting, and Party A has entered into a series of agreements with Party B to provide Party B with various consulting services in connection with the Business.

2. The Partners are owners of Party B, each legally holding such amount of equity interest of Party B as set forth on the signature page of this Agreement and collectively holding 100% of the issued and outstanding equity interests of Party B (collectively the "Equity Interest").

3. The Partners desire to grant to Party A a proxy to vote the Equity Interest for the maximum period of time permitted by law in consideration of good and valuable consideration, the receipt of which is hereby acknowledged and agreed by Party A.

NOW THEREFORE, the Parties agree as follows:

1. The Partners hereby agree to irrevocably grant and entrust Party A, for the maximum period of time permitted by law, with all of their voting rights as owners of Party B, provided that this Agreement shall automatically terminate, and the rights granted and entrusted to Party A hereunder shall be automatically revoked, on May 1, 2010 (the "Automatic Termination Date") if the Listing Company has not completed a financing of at least USD 25 million and the common stock of the Listing Company is not listed for trading on the Nasdaq Capital Market by the Automatic Termination Date. For the purpose of this paragraph, the "Listing Company" means a public company with which Renovation Investment (Hong Kong) Co., Limited, the parent company of Party A, shall enter into a share exchange transaction. Party A shall exercise such rights in accordance with and within the parameters of the laws of the PRC and the Articles of Association of Party B.

2. Party A may establish and amend rules to govern how Party A shall exercise the powers granted by the Partners herein, including, but not limited to, the number or percentage of directors of Party A which shall be required to authorize the exercise of the voting rights granted by the Partners, and Party A shall only proceed in accordance with such rules.

3. The Partners shall not transfer or cause to be transferred the Equity Interest to any party (other than Party A or such designee of Party A). Each Partner acknowledges that it will continue to perform its obligations under this Proxy Agreement even if one or more of other Partners no longer holds any part of the Equity Interest.

4. This Proxy Agreement has been duly executed by the Parties as of the date first set forth above, and in the event that a Party is not a natural person, then such Party's action has been duly authorized by all necessary corporate or other action and executed and delivered by such Party's duly authorized representatives. This Agreement shall take effect upon the execution of this Agreement.

5. Each Partner represents and warrants to Party A that such Partner owns such amount of the Equity Interest as set forth next to its name on the signature page below, free and clear of all liens and encumbrances, and such Partner has not granted to any party, other than Party A, a power of attorney or proxy over any of such amount of the Equity Interest or any of such Partner's rights as an owner of Company. Each Partner further represents and warrants that the execution and delivery of this Agreement by such Partner shall not violate any law, regulations, judicial or administrative order, arbitration award, agreement, contract or covenant applicable to such Partner.

6. This Agreement may not be terminated without the unanimous consent of all Parties, except that Party A may, by giving a thirty (30) day prior written notice to the Partners, terminate this Agreement. , with or without cause

7. Any amendment to and/or rescission of this Agreement shall be in writing by the Parties.

8. The execution, validity, creation and performance of this Agreement shall be governed by the laws of PRC.

9. This Agreement shall be executed in six (6) duplicate originals in English, and each Party shall receive one (1) duplicate original, each of which shall be equally valid.

10. The Parties agree that in the event a dispute shall arise from this Agreement, the Parties shall settle their dispute through amicable negotiations. If the Parties cannot reach a settlement within 45 days following the negotiations, the dispute shall be submitted to be determined by arbitration through China International Economic and Trade Arbitration Commission ("CIETAC") in accordance with CIETAC arbitration rules. The arbitration shall be conducted in Beijing in English. The determination of CIETAC shall be conclusively binding upon the Parties and shall be enforceable in any court of competent jurisdiction.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF this Agreement is duly executed by each Party or its legal representatives.

PARTY A: Zhejiang Jiuxin Investment Management Co., Ltd.

Legal/Authorized Representative: ______________________

Name: LIU Lei

Title: Executive Director

PARTY B: Hangzhou Jiuzhou Clinic of Integrated Traditional and Western Medicine (General Partnership)

Legal/Authorized Representative: ______________________

Name: JIN Chongan

Title: Managing General Partner

SIGNATURE PAGE FOR OWNERS OF PARTY B

OWNERS OF PARTY B:

LIU Lei
ID Card No.: 330107196310260910
Owns 39% of Hangzhou Jiuzhou Clinic of Integrated Traditional and Western Medicine (General Partnership)

JIN Chongan
ID Card No.: 440102196306183258
Owns 31% of Hangzhou Jiuzhou Clinic of Integrated Traditional and Western Medicine (General Partnership)

QI Li
ID Card No.: 330106197205090081
Owns 30% of Hangzhou Jiuzhou Clinic of Integrated Traditional and Western Medicine (General Partnership)